THOMAS P. MONAHAN
                          CERTIFIED PUBLIC ACCOUNTANT
                              208 LEXINGTON AVENUE
                           PATERSON, NEW JERSEY 07502
                                  201-790-8775


                                        August 29, 1997



Stan Cipkowski,
  President
American Bio Medica Corporation
102 Simons Road
Ancramdale, New York 12503

Dear Mr. Cipkowski,

     I have received and reviewed the Form 8-K dated August 29, 1997 reporting in Item 4 the events which transpired on August 29, 1997 relating to my resignation as auditor and the appointment of Richard A. Eisner & Company as new auditors for the fiscal year ending April 30, 1998.

     I have reviewed Item 4 of such Form 8-K and have no disagreements with the position of the Registrant as stated therein.



                                   Sincerely,

                                   /s/Thomas P. Monahan
                                   ---------------------
                                   Thomas P. Monahan